WINSONIC

Memorandum of Understanding

Between
Rainysongs
and
WinSonic Group

GENERAL

This Memorandum of Understanding ("MOU") among **The Rainysongs Group, Inc.** ("RAINYSONGS"), and **Winsonic Diversity, WinSonic Digital Media Group Ltd., WinSonic Digital Cable Systems Network,** ("WINSONIC GROUP"), expresses the parties' intentions to develop, provide and deploy transport, application services, and regulated and unregulated distribution services to the entertainment industry, and to such other industries or governmental agencies mutually agreed to by the parties.

I. BUSINESS INITIATIVES

This MOU stems from the mutual business initiatives of the parties concerning the development and deployment of advanced communication technologies and digital applications to the entertainment industry, and to such other industries or governmental agencies mutually agreed to by the parties. Initially, these initiatives focus on the ability of such technologies and applications to positively impact the production and distribution models of the entertainment and film industry. Moreover, recent technological advances, intellectual properties, assets and relationships developed by WINSONIC GROUP coupled with the strategic positioning, intellectual properties, assets and relationships of RAINYSONGS suggest that the parties may mutually enhance their collective business initiatives. As the parties elect, the focus may expand to other industries or governmental agencies.

II. SCOPE

This MOU outlines a potential "partnership" between WINSONIC GROUP and RAINYSONGS that is intended to leverage the capabilities and core competencies of each in the areas of marketing, business relationships, technology and services. The scope of this MOU covers the following areas:

- Mutual Objectives
- Joint Marketing and Sales Program
- Technology and Services Provided by each party
- Technology Deployment Plan
- Operational Roles and Responsibilities

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- Equity Investment or form new company (PPM)
- First Phase Implementation

III. MUTUAL OBJECTIVES

The mutual objectives of RAINYSONGS, via its *Services*, and WINSONIC GROUP are to develop, deploy and exploit advanced communication technologies, software technologies, media management technologies and digital media applications and services to the entertainment industry, and to such other industries or agencies as the parties mutually agree. This MOU expresses the parties' intentions regarding the establishment of (A) a joint marketing program, (B) a technology deployment program, and (C) equity investments by the parties; it also defines (D) technology and services provided by each party (E) operational roles and responsibilities and (F) first phase implementation.

IV. TECHNOLOGY AND SERVICES PROVIDED BY EACH PARTY

- Incredible ability to set up and close deals
- Coordinate AOL Black Voices Campaign
- Coordinate Userplane Campaign
- Coordinate Netstream Campaign
- Coordinate Additional Social Network Campaigns
- Coordinate Winsonic ads within Rainysongs for public release
- Coordinate marketing campaign with The Orchard, Textango, MyNumo, and Sound Loud
- Record Production
- Unique entertainment relationships
- Grammy nominated Songwriters
- Arranging
- Musicians
- Vocalists
- Publishing
- Administration
- Concert promotion
- Concert performers
- Graphics design
- 3d avatar design
- Worldwide digital release abilities / all genres of music
- Internet marketing
- Design of digital promotional campaigns
- Massive network of colleagues
- Brick and mortar relationships for conventional CD releases
- Radio promotion
- Print media promotion
- Consistent out of the ordinary strategizing methods to get almost any job
- PC hardware experience
- Network of manufacturing plants, cad designers

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- Hire extreme team web design staff to compliment Rainysongs presence.
- Incorporate Winsonic into Rainysongs website
- infiltrate the world wide web branding our companies worldwide
- Design ads, banners etc and circulate with effective placement thereof
- Strengthen established relationships to further the support of our Companies
- Design 3d application model for Second Life or (3rd LIFE).
- Integrate Rainysongs artist's roster avatars.
- Market, advertise, and promote Rainysongs artists to brand their names
- innovate strategies and ideas to promote, sell all digital content throughout the digital world
- Create digital artist development department to address day to day needs of artists and to support, nurture and educate them in preparation for new digital media platforms and career opportunities. This will ensure quality product and premium artist placement.
- Search, sign and plan first and second quarter artist roster

Technology Relationship Building

- Attending Various Conferences throughout the year
- Evaluating potential technology partners
- Establishing presence in Various Virtual Worlds
- Identifying positive profit centers in Virtual World
- Research and Development of Technology to create 3D Virtual Models
- Creating Various Digital Items
- Facilitating Rainysongs TV
- Procuring Licensing Deals with various Content Owners
- Managing Scheduling
- Managing Programming
- Procuring Press

Rainysongs Radio

Rainysongs RADIO is a online radio station that will be scheduled to play any music or programming that is selected by the Group.

- 24 Hour Station Programming
- Holds up to 72 Hours of Content
- Easy Log-in Features
- Ability to Add and Delete Content
- Ability to Broadcast Live
- Ability to Add your own Advertisement/Commercials
- Upload Content from any computer
- Ability to Add Radio Station to Rainysongs
- Ability to Add Relay Shows from other Broadcasters (example: Tom Joyner Morning Show, Michael Baisden)

Rainysongs City located in WinSonic Dverb

- Create and populate Rainysongs TV
- Setup and Create various profit centers, business and residential areas
- Membership Required

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- Ability to Add and Delete and Block Members
- Ability to Perform Live Concerts and Seminars

WINSONIC GROUP has an existing client base and strong industry relationships. WINSONIC GROUP is integrating its core applications and services into a unified network infrastructure that includes wireline and fiber transports, terrestrial wireless solutions and satellite systems, and offers competitive data transport pricing and data and voice services (*Transport Services*) WINSONIC GROUP intends on providing services.

WINSONIC GROUP brings the following technology and service capabilities:

1. Access to an OC-48 network, dark fiber network and private network with central office cross-connects and point of presence cross-connects in San Jose, Los Angeles, Dallas, Atlanta, Chicago, New York and London that can be used to interconnect key Networks i.e., Verizon, AT&T, BT, and distribution facilities as part of a larger global media network, or such other interconnects as the parties may agree to.
2. Through interconnection negotiation, wholesale carrier pricing, and its relationships, the capability to leverage network transport with LECs for more favorable pricing for the mutual advantage of both parties.
3. A large facilities infrastructure at WinSonic that can be cost-effectively upgraded to a state-of-the art Digital Media Network Operations Center that will serve as a satellite and fiber NOC as well as a wireless hub that can service most facilities and locations around the world.
4. Close proximity to telecommunications "carrier hotels" that allow "zero-mile" tariffing of local loops creating lower cost structures for providing digital distribution and digital production services.
5. Technology and service relationships with government agencies that could mutually benefit both parties in opportunities in other large vertical markets.
6. Relationships with network service providers and systems integrators that can provide an implementation, deployment and support infrastructure.

V. JOINT MARKETING AND SALES PROGRAM

The parties believe that it is in their respective mutual interests to provide joint sales and marketing efforts to a common customer base. Both RAINYSONGS and WINSONIC GROUP intend to market and promote their mutual services in the following ways:

A. **Preferred Partner Program:** RAINYSONGS intends to actively evangelize WinSonic *Services* and position WinSonic as the RAINYSONGS preferred partner for digital distribution, digital production services, and preferred network partner.

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B. **Promotional Services**: WinSonic *Technology and Services* together with RAINYSONGS *Services* are intended to be given preferred consideration in promotional vehicles, and in applicable events including: both company web sites, trade shows, seminars, press releases, demonstrations, customer profiles, white papers and other value added marketing programs. RAINYSONGS and WINSONIC GROUP intend to evaluate each project on a case by case basis and intend to jointly agree to content and have all necessary legal permissions from customers or other parties before giving final approval. It is intended that each party has equal rights to decline participation in promotional vehicles, events or materials.

C. **Marketing and Selling Plan**: Both RAINYSONGS and WINSONIC GROUP intend to work together to develop a joint marketing and selling plan. It is intended that the plan will be completed within 30 days of contract signature. The joint marketing and selling agreement will specify, at a minimum, the numbers of sales leads and other promotional activities that the parties agree to at the outset and a mechanism to continually update this plan.

D. **Transport Services**: Integrated satellite, non-terrestrial and terrestrial data transport items are hereinafter referred to as "Transport Services". Both RAINYSONGS and WINSONIC GROUP intend to work together to develop a joint basic Transport Services plan within 30 days of contract signature. WINSONIC GROUP and RAINYSONGS intend to co-brand and co-market such agreed upon Transport Services to the entertainment industry. RAINYSONGS and WINSONIC GROUP intend to make available to the other party such Transport Services as it has available from time to time on a preferred basis.

E. **Services**: WINSONIC GROUP intends to make *Services* available to RAINYSONGS. WINSONIC GROUP and RAINYSONGS intend to co-brand and co-market Services.

F. **Revenue Sharing**: WINSONIC GROUP and RAINYSONGS intend to split the "Net Profit of Sales", as hereinafter defined, on a to be determined basis, resulting from sales of Services generated by the co-branding and co-marketing efforts of the parties ("Sales"). Gross Profit on Sales would be defined as the gross revenue from Sales less (i) discounts, (ii) the direct out-of-pocket cost of goods sold (excluding general, administrative, overhead and indirect marketing costs), and (iii) the monthly amortized cost of customer premises equipment ("CPE").

G. **Definition of Preferred Basis**: For the purposes of this MOU, the term "Preferred Basis" shall mean the obligation of WINSONIC GROUP to include the Transport Services and the distribution Services in its marketing materials; whereby, the Services are clearly favored, and to recommend the Services to client(s) or potential client(s) in a manner that distinguishes the Services as favored over competing services.

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VI. TECHNOLOGY DEPLOYMENT PLAN

In order to quickly deploy technologies to the entertainment industry, immediate opportunities exists for both parties to proceed in deploying technologies. WINSONIC GROUP has productized [7] services and is currently delivering services to its client base. It is intended that these baseline services will be continued to be offered as part of the RAINYSONGS *Services* and WINSONIC GROUP Joint Sales and Marketing activities.

To provide a robust and scalable integration of services and highly reliable network operations, RAINYSONGS and WINSONIC GROUP believe that the following technology needs to be deployed in a timely manner to integrate with existing WinSonic software, WinSonic network and satellite systems management software and monitoring and control. These technologies and systems can include but are not limited to:

A. Scheduling and Reservation Systems for Videoconferencing, Video Transport Solutions, and Collaboration Systems
B. Operations Support Systems – Operational traffic metering software, automated billing, invoicing, and tracking systems
C. Network Management Systems scheduling, customer support
D. Integration of advanced network security and intrusion detection systems, encryption technologies, user authentication services and robust data security and data integrity systems to augment the existing Advanced Media Asset Management solutions.

VII. OPERATIONAL ROLES AND RESPONSIBILITIES

A. **WINSONIC GROUP: TBD**
B. **RAINYSONGS: TBD**

VIII. EQUITY INVESTMENT

A. <u>Equity Investment</u>: The parties intend to offer the opportunity to invest in each other's company and intend to provide financing as follows:

B. <u>WINSONIC GROUP Equity Investment in RAINYSONGS or Joint PPM</u>: It is intended that WINSONIC GROUP will be provided the opportunity to acquire an equity position in RAINYSONGS common stock. Also WINSONIC GROUP would be entitled to a seat on the RAINYSONGS board of directors.

C. Agreements for the purchase, lease and/or service of the equipment will be negotiated by the parties.

D. <u>RAINYSONGS Equity Investment in WINSONIC GROUP or Joint PPM</u>: It is intended that RAINYSONGS will be provided the opportunity to acquire an equity position in WINSONIC GROUP with its *common* stock.

X. NON-BINDING TERMS

Nothing contained herein shall limit either party from pursuing other business ventures, whether or not they are similar in nature to those contemplated herein. This MOU shall not create any legally binding obligations on the part of any party but rather is an expression of the parties' intentions regarding the subject matter hereof. None of the statements contained in this MOU shall be deemed to be representations or warranties of any kind. Promptly after the execution of this MOU, the parties intend to proceed in good faith to negotiate one or more definitive agreements regarding the subject matter hereof as expeditiously as reasonably practicable, which agreement(s) when properly executed will be legally binding on the parties thereto.

THE RAINYSONGS GROUP, INC.	On behalf of WINSONIC GROUP
By: Denise Kessler	By: [signature]
Denise Kessler	Winston D. Johnson
CEO/Rainysongs Entertainment LLC	Chairman/CEO
CEO/Rainysongs LLC	
7/29/08	7-29-08
Date	Date